SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2003

Carriage Services, Inc.

(Exact name of registrant as specified in is charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 St. James Place, 4th Floor Houston, Texas 77056
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:
(713) 332-8400

Item 7.    Financial Statements and Exhibits.

(c)                                 Exhibits

Item	Description

99.1	Press Release dated December 3, 2003.
99.2	Company and Investment Profile dated December 2003 to accompany investor meetings in New York City and Boston during December 4 and 5, 2003.
99.3	Slide Presentation to be presented at investor meetings in New York City and Boston on December 4, 2003 and December 5, 2003, respectively.

Item 9.    Regulation FD Disclosure

On December 3, 2003, the Company issued a press release announcing that it will make a presentation to certain investors on December 4, 2003 and December 5, 2003 in New York City and Boston, reaffirming its previous earnings guidance for the remainder of 2003, and describing supplemental disclosures in the form of its Company and Investment Profile and related slide presentation.  Both the slide presentation and the Company and Investment Profile are available at the Company’s website www.carriageservices.com.

The information in this report and the accompanying exhibits are being furnished in accordance with Regulation FD and not “filed” with the Securities and Exchange Commission. Accordingly, the information in this report and its exhibits is not incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, and will not be so incorporated by reference into any future registration statement unless specifically identified as being incorporated by reference.

The Company and Investment Profile contains non-GAAP financial measures.  Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP. Pursuant to the requirements of Regulation G, the Company provides quantitative reconciliations  as well as qualitative information within the Company and Investment Profile and on the Company’s website www.carriageservices.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Date: December 5, 2003	By:	/s/Joseph Saporito
Joseph Saporito
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press Release dated December 3, 2003.
99.2	Company and Investment Profile dated December 2003 to accompany investor meetings in New York City and Boston during December 4 and 5, 2003.
99.3	Slide Presentation to be presented at investor meetings in New York City and Boston on December 4, 2003 and December 5, 2003, respectively.